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                                                                Exhibit 10.22


                           THE LACLEDE GROUP, INC.

                         2002 EQUITY INCENTIVE PLAN


         1. PURPOSE. The purpose of The Laclede Group, Inc. Equity Incentive Plan (the "Plan") is to encourage key employees of The Laclede Group, Inc. (the "Company") and such subsidiaries of the Company as the Administrator designates, to acquire shares ("Shares") of common stock, $1.00 par value, of the Company ("Common Stock") or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for employees to contribute to the success of the Company and align the interests of key employees with the interests of the shareholders of the Company.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company ("Board") or the Compensation Committee of the Board as determined by the Board (the "Administrator").

         The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with Section 5 of the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various Participants or with respect to different grants to the same Participant), may be exercised by the Administrator in its sole discretion. No grant shall have a term in excess of ten (10) years nor have a vesting period of less than one year, nor shall any stock option be granted at less than fair market value on the date of grant. An award of a benefit under this Plan ("Award") shall be evidenced by an award agreement that shall set forth the terms and conditions applicable to that Award, including applicable provisions in the event of the termination of employment, retirement, death or disability of the Participant. In the event of any inconsistency between the terms of such an award agreement and terms of this Plan, the terms of the Plan shall prevail. An award of stock options or stock appreciation rights under this Plan is intended to be exempt for the one million dollar limit on deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions



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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================

of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions); provided, however, that in no event shall any Award be subject to repricing without shareholder approval. The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Administrator specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by
(a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. In no event shall any Participant receive a loan from the Company or any subsidiary (directly or indirectly) in connection with any Award hereunder. Whenever used herein, the term "Fair Market Value" means, with respect to a share of Common Stock on a particular date, the closing price on the New York Stock Exchange on the particular date. If the New York Stock Exchange is not open for trading on that date, Fair Market Value shall be the average of the closing prices on the nearest trading date before and the nearest trading date after that date.

         Notwithstanding any provision of the Plan to the contrary, Awards under the Plan may be reduced, but not increased, by the administrator of any performance incentive plan of the Company established to provide for the payment of qualified performance-based compensation that is not subject to the deduction limit in Section 162(m) of the Code.

         3. SHARES RESERVED UNDER THE PLAN. Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) an aggregate number of one million two hundred fifty thousand (1,250,000) shares of Common Stock of the Company shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

         As used in this Section, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Company that are available for issuance pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Company, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited.

         Notwithstanding the above, the maximum number of Shares subject to stock options or stock appreciation rights that may be awarded under the Plan to any individual in any calendar year shall not exceed one hundred twenty-five thousand (125,000) Shares. The number of Shares


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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================

granted in the form of Restricted Stock or Stock Units to all Participants shall not exceed one hundred twenty-five thousand (125,000) Shares. The limitations of this paragraph shall be adjusted in accordance with Section 12.

         4. PARTICIPANTS. Participants will consist of such officers and key employees of the Company or any designated subsidiary as the Administrator in its sole discretion shall determine ("Participant"). Designation of a Participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the Participant in any other year or as granted to any other Participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective benefits.

         5. TYPES OF BENEFITS. The following benefits may be granted under the Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below; as well as any other stock-based awards not inconsistent with the overall purpose of the Plan.

         6. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option,
(b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 ("Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

         7. RESTRICTED STOCK. Restricted Stock is Common Stock of the Company issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

                  (a) The period of restriction shall be established by the Administrator for any grants of Restricted Stock.


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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================

                  (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock upon termination of the Participant's employment within specified periods; (iii) representation by the Participant that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

                  (c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

                  (d) The Participant shall be entitled to vote the Restricted Stock during the period of restriction.

                  (e) The Administrator shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

         8. PERFORMANCE AWARDS. Performance Awards are Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator. The goals established by the Administrator may relate to the Company or to a subsidiary, or both, and may include measures of operating stability and reliability, efficiencies, employee safety and attendance, return on average total capital employed, return on assets, return on equity, return on investments, earnings per share, net income, increases in share price, total shareholder returns, cash flow and cash flow return on investment, credit rating or credit worthiness, levels of operating expense, or measures of customer service or satisfaction, as may be established by the Administrator; provided that the Administrator shall be permitted to adjust or modify goals or Performance Awards upon the occurrence or existence of extraordinary corporate events, or other circumstances that, in the good faith determination of the Administrator, warrant such adjustment or modification. In the event the minimum entity goal is not achieved at the conclusion of the period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Company is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

         9. INCENTIVE STOCK OPTIONS. ISOs are stock options awarded to employees to purchase shares of Common Stock at not less than 100% of the Fair Market Value of the shares on the date the option is granted (110% if the optionee owns stock possessing more than 10% of


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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================

the combined voting power of all owners of stock of the Company or a subsidiary), subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Such purchase price may be paid (a) by payment in cash or cash equivalent, (b), in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the Participant for at least six months, (c), in the discretion of the Administrator, by using shares of Common Stock that would otherwise have been received by the Participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer), or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement. The aggregate Fair Market Value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

         10. NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at not less than the Fair Market Value of the shares on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid
(a) by payment in cash or cash equivalent, (b), in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the Participant for at least six months, (c), in the discretion of the Administrator, by using shares of Common Stock that would otherwise have been received by the Participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer) or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement.

         11. STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The Participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the Participant would have received if the Participant had been the owner of shares of Common Stock instead of the Stock Units.

         12.      ADJUSTMENT PROVISIONS.

                  (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such


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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================

         benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence. Fractional shares shall be rounded down to the nearest whole share.

                  (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

         13. CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control of the Company, as defined below:

                  (a) If a Participant's employment with the Company and its subsidiaries is terminated by the Company or subsidiary within the period beginning on the date of the Change in Control and ending on the second anniversary of such date, and such termination is not for Cause (as defined below), (i) all outstanding ISOs and NQSOs granted to such Participant shall be immediately fully vested and exercisable and (ii) a prorata portion of SARs granted to such Participant that have not become exercisable shall be vested and exercisable and a prorata portion of any restrictions on Restricted Stock or Stock Units shall lapse, such vesting and lapse of restrictions determined based on the period of time from the date of grant to the date the Participant's employment terminates, the term of such Award, and the portion of such Award that was vested or with respect to which restrictions lapsed prior to the date the Participant's employment terminates; and

                  (b) Any Performance Awards outstanding as of the date of the Change of Control shall be payable immediately following such change and shall be computed as if target performance were achieved. Any such Award shall be prorated to the date of the Change of Control based on the period of time elapsed from the date of the Award to the date of the Change in Control over the performance period for such Award.

         For purposes of this section, "Change in Control" means:

                  (i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act of 1934 ("Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the Company's then outstanding shares of Common Stock


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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================

         or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (ii) Individual members of the Board of Directors, as of October 1, 2002 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 1, 2002 whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Board of Directors of the Company; or

                  (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the surviving entity's then outstanding shares of common stock or the surviving entity's combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets. In making this computation as to any Company shareholder who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder's equity interests in the Company shall be counted towards the 50% threshold in the prior sentence.

         "Cause" means termination of a Participant's employment with the Company or any of its subsidiaries upon:

                  (i) Willful and continued failure by the Participant to perform substantially the duties of employment assigned by the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered by the Company, which specifically identifies the manner in which it is believed that the Participant has not substantially performed such duties; or

                  (ii) Willful engagement by the Participant in misconduct that is materially injurious to the Company.

                           For purposes of this definition, no act, or failure to act, on the Participant's part shall be considered willful unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best


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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================

         interest of the Company and its subsidiaries. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company and its subsidiaries.

         14. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the Participant's lifetime, only by the Participant; provided that NQSOs may be exercisable by a Permitted Transferee. In the event of the death of a Participant, exercise or payment shall be made only:

                  (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

                  (b) To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

         For purposes of this Section, "Permitted Transferee" shall include
(i) one or more members of the Participant's family, (ii) one or more trusts for the benefit of the Participant and/or one or more members of the Participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Participant and members of the Participant's family exceed 80% of all interests. For this purpose, the Participant's family shall include only the Participant's spouse, children and grandchildren.

         15. TAXES. The Company shall be entitled to withhold the amount necessary to enable the Company to remit to the appropriate government entity or entities the amount of any tax required to be withheld from wages attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice as far in advance as practicable. The Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the Fair Market Value of the Common Stock on the date of such notice.


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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================

         16. TENURE. A Participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

         17. RULES OF CONSTRUCTION. The terms of the Plan shall be constructed in accordance with the laws of the State of Missouri; provided that the terms of the Plan as they relate to ISOs shall be construed first in accordance with the meaning under and in a manner that will result in the Plan satisfying the requirements of the provisions of the Code governing incentive stock options.

         18. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. To the extent that any stock options or other benefits granted under the Plan within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

         The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any outstanding Award or change the terms and conditions thereof to the detriment of the Participant without such Participant's consent. Subject to Section 12, to the extent necessary to comply with or get an exemption from any provision of the Code, including regulations thereunder, or of the Securities Exchange Act of 1934, as amended, no amendment of the Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan, or (b) modify the requirements as to eligibility for benefits under the Plan.

         19. EFFECTIVE DATE. This The Laclede Group, Inc. Equity Incentive Plan shall become effective as of the date it is adopted by the Board of the Company subject only to approval by a majority of the shares of the Company's common stock voted on the plan within twelve months before or after the adoption of the Plan by the Board.


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                                                     THE LACLEDE GROUP, INC.
                                                  2002 EQUITY INCENTIVE PLAN

============================================================================


         The undersigned hereby certifies that this The Laclede Group, Inc. Equity Incentive Plan was adopted by the Board of the Company at its meeting on September 26, 2002.


                                By:
                                     -----------------------------------------
                                     Douglas H. Yaeger
                                     Chairman of the Board,
                                     President and Chief Executive Officer

                                Date:
                                     -----------------------------------------


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